                                                                     EXHIBIT 4.2





================================================================================

                               PHOENIX COLOR CORP.

                                     Issuer



                                  $105,000,000


                   10 3/8% Senior Subordinated Notes due 2009


                                    INDENTURE

                          Dated as of February 2, 1999


                         CHASE MANHATTAN TRUST COMPANY,
                              NATIONAL ASSOCIATION


                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                     Indenture Section
-----------                                     -----------------
   310(a)(1)                                          7.10
   (a)(2)                                             7.10
   (a)(3)                                             N.A.
   (a)(4)                                             N.A.
   310(a)(5)                                          7.10
   (b)                                                7.08; 7.10
   (c)                                                N.A.
   311(a)                                             7.11
   (b)                                                7.11
   (c)                                                N.A.
   312(a)                                             2.05
   (b)                                                13.03
   (c)                                                13.03
   313(a)                                             7.06
   (b)(1)                                             N.A.
   (b)(2)                                             7.06
   (c)                                                13.02
   (d)                                                7.06
   314(a)                                             4.07; 13.02
   (b)                                                N.A.
   (c)(1)                                             13.04
   (c)(2)                                             13.04
   (c)(3)                                             N.A.
   (d)                                                N.A.
   (e)                                                13.05
   (f)                                                4.11
   315(a)                                             7.01
   (b)                                                7.05; 13.02
   (c)                                                7.01
   (d)                                                7.01
   (e)                                                6.11
   316(a)(last sentence)                              13.06
   (a)(1)(A)                                          6.05
   (a)(1)(B)                                          6.04
   (a)(2)                                             N.A.
   (b)                                                6.07
   316(c)                                             9.04
   317(a)(1)                                          6.08
   (a)(2)                                             6.09
   (b)                                                2.04
   318(a)                                             13.01

   N.A. means Not Applicable.

   Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE........................1
      SECTION 1.01.  Definitions.............................................1
      SECTION 1.02.  Incorporation by Reference of Trust Indenture Act......20
      SECTION 1.03.  Rules of Construction..................................21
ARTICLE 2  THE NOTES........................................................22
      SECTION 2.01.  Form and Dating........................................22
      SECTION 2.02.  Execution and Authentication...........................25
      SECTION 2.03.  Registrar and Paying Agent.............................26
      SECTION 2.04.  Paying Agent To Hold Money in Trust....................27
      SECTION 2.05   Holder Lists...........................................27
      SECTION 2.06.  Global Notes...........................................28
      SECTION 2.07.  Transfer and Exchange..................................28
      SECTION 2.08.  Replacement Notes......................................34
      SECTION 2.09.  Outstanding Notes......................................35
      SECTION 2.10.  Temporary Notes........................................35
      SECTION 2.11.  Cancellation...........................................35
      SECTION 2.12.  Payment of Interest, Interest Rights Preserved.........35
      SECTION 2.13.  CUSIP Numbers..........................................36
      SECTION 2.14.  Transfers, etc.........................................36
ARTICLE 3  REDEMPTION.......................................................37
      SECTION 3.01.  Notices to Trustee.....................................37
      SECTION 3.02.  Selection of Notes To Be Redeemed......................37
      SECTION 3.03.  Notice of Redemption...................................37
      SECTION 3.04.  Effect of Notice of Redemption.........................38
      SECTION 3.05.  Deposit of Redemption Price............................38
      SECTION 3.06.  Notes Redeemed in Part.................................39
ARTICLE 4  COVENANTS........................................................39
      SECTION 4.01.  Payment of Notes.......................................39
      SECTION 4.02.  Maintenance of Office or Agency........................39

      SECTION 4.03.  Money for the Notes to be Held in Trust................40
      SECTION 4.04.  Corporate Existence....................................40
      SECTION 4.05.  Maintenance of Property................................40
      SECTION 4.06.  Payment of Taxes and Other Claims......................41
      SECTION 4.07.  SEC Reports............................................41
      SECTION 4.08.  Limitation on Indebtedness.............................41
      SECTION 4.09.  Limitation on Restricted Payments......................41
      SECTION 4.10.  Limitation on  Restrictions  on  Distributions  from
                     Restricted Subsidiaries................................43
      SECTION 4.11.  Limitation on Sales of Assets and Subsidiary Stock.....44
      SECTION 4.12.  Limitation on Affiliate Transactions...................48
      SECTION 4.13.  Limitation  on the Sale or Issuance of Capital Stock
                     of Restricted Subsidiaries.............................49
      SECTION 4.14.  Change of Control......................................49
      SECTION 4.15.  Limitation on Liens....................................52
      SECTION 4.16.  Limitation on Layered Indebtedness.....................52
      SECTION 4.17.  Compliance Certificate.................................53
      SECTION 4.18.  Waiver of Stay, Extension or Usury Laws................53
      SECTION 4.19.  Investment Company Act.................................53
      SECTION 4.20.  Limitation on Conduct of Business......................53
      SECTION 4.21.  Further Instruments and Acts...........................53
ARTICLE 5  SUCCESSOR COMPANY................................................53
      SECTION 5.01.  When Issuer May Merge or Transfer Assets...............53
ARTICLE 6  DEFAULTS AND REMEDIES............................................55
      SECTION 6.01.  Events of Default......................................55
      SECTION 6.02.  Acceleration...........................................56
      SECTION 6.03.  Other Remedies.........................................57
      SECTION 6.04.  Waiver of Past Defaults................................57
      SECTION 6.05.  Control by Majority....................................57
      SECTION 6.06.  Limitation on Suits....................................58
      SECTION 6.07.  Rights of Holders To Receive Payment...................58
      SECTION 6.08.  Collection Suit by Trustee.............................58

      SECTION 6.09.  Trustee May File Proofs of Claim.......................58
      SECTION 6.10.  Priorities.............................................59
      SECTION 6.11.  Undertaking for Costs..................................59
      SECTION 6.12.  Waiver of Stay or Extension Laws.......................59
ARTICLE 7  TRUSTEE..........................................................60
      SECTION 7.01.  Duties of Trustee......................................60
      SECTION 7.02.  Rights of Trustee......................................61
      SECTION 7.03.  Individual Rights of Trustee...........................61
      SECTION 7.04.  Trustee's Disclaimer...................................62
      SECTION 7.05.  Notice of Defaults.....................................62
      SECTION 7.06.  Reports by Trustee to Holders..........................62
      SECTION 7.07.  Compensation and Indemnity.............................62
      SECTION 7.08.  Replacement of Trustee.................................63
      SECTION 7.09.  Successor Trustee by Merger............................64
      SECTION 7.10.  Eligibility; Disqualification..........................64
      SECTION 7.11.  Preferential Collection of Claims Against Issuer.......64
      SECTION 7.12.  Trustee's Application for Instructions from the
                     Issuer.................................................65
ARTICLE 8  DISCHARGE OF INDENTURE; DEFEASANCE...............................65
      SECTION 8.01.  Discharge of Liability on Notes; Defeasance............65
      SECTION 8.02.  Conditions to Defeasance...............................66
      SECTION 8.03.  Application of Trust Money.............................68
      SECTION 8.04.  Repayment to Issuer....................................68
      SECTION 8.05.  Indemnity for Government Obligation....................68
      SECTION 8.06.  Reinstatement..........................................68
ARTICLE 9  AMENDMENTS.......................................................68
      SECTION 9.01.  Without Consent of Holders.............................68
      SECTION 9.02.  With Consent of Holders................................69
      SECTION 9.03.  Compliance with Trust Indenture Act....................70
      SECTION 9.04.  Revocation and Effect of Consents and Waivers..........70
      SECTION 9.05.  Notation on or Exchange of Notes.......................71

      SECTION 9.06.  Trustee To Sign Amendments.............................71
      SECTION 9.07.  Payment for Consent....................................71
ARTICLE 10  SUBORDINATION OF THE NOTES......................................71
      SECTION 10.01. Agreement To Subordinate...............................71
      SECTION 10.02. Liquidation, Dissolution, Bankruptcy...................71
      SECTION 10.03. Default on Senior Indebtedness of the Issuer...........72
      SECTION 10.04. Acceleration of Payment of Notes.......................73
      SECTION 10.05. When Distribution Must Be Paid Over....................73
      SECTION 10.06. Subrogation............................................73
      SECTION 10.07. Relative Right.........................................73
      SECTION 10.08. Subordination May Not Be Impaired by Issuer............73
      SECTION 10.09. Rights of Trustee and Paying Agent.....................73
      SECTION 10.10. Distribution or Notice to Representative...............74
      SECTION 10.11. Article 10 Not To Prevent Events of Default or
                     Limit Right To Accelerate..............................74
      SECTION 10.12. Trust Moneys Not Subordinated..........................74
      SECTION 10.13. Trustee Entitled To Rely...............................74
      SECTION 10.14. Trustee To Effectuate Subordination....................75
      SECTION 10.15. Trustee Not Fiduciary for Holders of Senior
                     Indebtedness...........................................75
      SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                     Subordination Provisions...............................75
      SECTION 10.17. No Waiver of Subordination Provisions..................75
      SECTION 10.18. Other Rights of Holders of Senior Indebtedness.........76
ARTICLE 11  GUARANTEES; RELEASE OF GUARANTEES; ADDITIONAL GUARANTEES........77
      SECTION 11.01. Guarantees.............................................77
      SECTION 11.02. Successors and Assigns.................................78
      SECTION 11.03. No Waiver..............................................79
      SECTION 11.04. Modification...........................................79
      SECTION 11.05. Limitation of Guarantor's Liability....................79
      SECTION 11.06. Release of Guarantees..................................79
      SECTION 11.07. Additional Guarantees..................................80

ARTICLE 12  SUBORDINATION OF THE GUARANTEES.................................80
      SECTION 12.01. Agreement To Subordinate...............................80
      SECTION 12.02. Liquidation, Dissolution, Bankruptcy...................80
      SECTION 12.03. Default on Senior Indebtedness of Guarantor............80
      SECTION 12.04. Demand for Payment.....................................81
      SECTION 12.05. When Distribution Must Be Paid Over....................81
      SECTION 12.06. Subrogation............................................81
      SECTION 12.07. Relative Rights........................................82
      SECTION 12.08. Subordination May Not Be Impaired by Guarantor.........82
      SECTION 12.09. Rights of Trustee and Paying Agent.....................82
      SECTION 12.10. Distribution or Notice to Representative...............82
      SECTION 12.11. Article 12 Not To Prevent Defaults Under the
                     Guarantees or Limit Right To Demand Payment............82
      SECTION 12.12. Trustee Entitled To Rely...............................83
      SECTION 12.13. Trustee To Effectuate Subordination....................83
      SECTION 12.14. Trustee Not  Fiduciary  for Holders of Senior
                     Indebtedness of Guarantors.............................83
      SECTION 12.15. Reliance by Holders of Senior Indebtedness on
                     Subordination Provisions...............................83
      SECTION 12.16. No Waiver of Subordination Provisions..................84
      SECTION 12.17. Other Rights of Holders of Senior Indebtedness.........84
ARTICLE 13  MISCELLANEOUS...................................................85
      SECTION 13.01. Trust Indenture Act Controls...........................85
      SECTION 13.02. Notices................................................85
      SECTION 13.03  Communication by Holders with Other Holders............86
      SECTION 13.04. Certificate and Opinion as to Conditions Precedent.....86
      SECTION 13.05. Statements Required in Certificate or Opinion..........86
      SECTION 13.06. When Notes Disregarded.................................87
      SECTION 13.07. Rules by Trustee, Paying Agent and Registrar...........87
      SECTION 13.08. Legal Holidays.........................................87
      SECTION 13.09. Governing Law..........................................87
      SECTION 13.10. No Recourse Against Others.............................87

      SECTION 13.11. Successors, Assigns and Transferees....................88
      SECTION 13.12. Multiple Originals.....................................88
      SECTION 13.13. Table of Contents, Headings............................88
      SECTION 13.14. Severability...........................................88
      SECTION 13.15. Further Instruments and Acts...........................88

   EXHIBITS

   Exhibit A      -     Form of Initial Global Note
   Exhibit B      -     Form of Initial Certificated Note
   Exhibit C      -     Form of Exchange Global Note
   Exhibit D      -     Form of Exchange Certificated Note
   Exhibit E      -     Form of Transfer Certificate For Transfer to a QIB
   Exhibit F      -     Form of Transfer Certificate for Transfer to an
                        Institutional Accredited Investor
   Exhibit G      -     Form of Investment Letter for Institutional Accredited
                        Investors
   Exhibit H      -     Form of Transfer Certificate for Transfer to a
                        Non-U.S. Person
   Exhibit I      -     Form of Investment Letter for Regulation S Purchasers
   Exhibit J      -     Form of Registration Rights Agreement

                                    INDENTURE

      INDENTURE dated as of February 2, 1999, among PHOENIX COLOR CORP., a Delaware corporation (the "Issuer"), certain Subsidiaries thereof as guarantors (the "Guarantors") and Chase Manhattan Trust Company, National Association, a national banking association (the "Trustee").

                                    RECITALS

      The Issuer has duly authorized the creation and issue of its 10 3/8% Senior Subordinated Notes due 2009 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth and, to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to this Indenture and the Registration Rights Agreement, the Issuer's 10 3/8% Senior Subordinated Notes due 2009 (the "Exchange Notes" and together with the Initial Notes, the "Notes"), the Issuer has duly authorized the execution and delivery of this Indenture.

      Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide a Guarantee of the Notes and of certain of the obligations of the Issuer hereunder.

      All things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid instrument of the Issuer and each of the Guarantors, in accordance with their respective terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows;

                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.   Definitions.

      "Acquired Indebtedness" means, with respect to any Person, (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture shall be deemed to be incurred by such specified Person at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

      "Additional Guarantee"  has the meaning assigned to it in Section 11.07.

      "Additional Guarantor" has the meaning assigned to it in Section 11.07.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, including any director or executive officer of such specified Person. For the purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any Person, means
(i) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a Fully Diluted basis) of such Person.

      "Affiliate Transaction" has the meaning assigned to it in Section 4.12.

      "Agent Members" has the meaning assigned to it in Section 2.06(a).

      "Asset Acquisition" means (i) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall be merged with or into the Issuer or any Restricted Subsidiary, or (ii) the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Issuer) which constitutes all or substantially all of the assets of such person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale and leaseback transaction) by the Issuer or by any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Issuer's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Issuer or of any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of the Issuer or of any of its Subsidiaries; excluding (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Issuer or any of its Subsidiaries or the lease or sublease of any real or personal property in the ordinary course of business, (b) dispositions of stock or assets the aggregate value of which does not exceed $1,000,000 less the aggregate value of all other dispositions of stock or assets made subsequent to the Issue Date pursuant to this clause (b), (c) exchanges of properties or assets for other properties or assets, excluding cash or Cash Equivalents but including the Capital Stock of a Person if, as a result of such exchange, such Person becomes a Restricted Subsidiary; provided, that the property or assets so acquired, or the property or assets of the Person the Capital Stock of which is so acquired
(1) are used in a Related Business and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the Issuer's Board of Directors) and (d) for purposes of Section 4.11 only, a disposition made in accordance with Section 4.09.

      "Asset Sale Offer" has the meaning assigned to it in Section 4.11.

      "Asset Sale Offer Amount" has the meaning assigned to it in Section 4.11.

      "Asset Sale Purchase Date" has the meaning assigned to it in Section 4.11.

      "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

      "Blockage Notice" has the meaning assigned to it in Section 10.03.

      "Board of Directors" means, as the context requires, the Board of Directors or comparable governing body of the Issuer or the applicable Restricted Subsidiary, as the case may be, or any committee thereof duly authorized to act on behalf of such Board. In the case of a partnership or limited liability company, the comparable governing body shall be partners or members of such partnership or limited liability company or such other body as may be duly authorized by such partners or members generally to manage the business and affairs of the partnership or limited liability company.

      "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein or banking institutions located in the city in which the Corporate Trust Office is located are authorized or required by law or other governmental action to close.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be capitalized and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, (v) shares of any money market mutual fund that
(a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P's or Moody's, and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

      "Certificated Notes" means Notes in certificated form.

      "Change of Control" has the meaning assigned to it in Section 4.14.

      "Change of Control Offer" has the meaning assigned to it in Section 4.14.

      "Change of Control Payment Date" has the meaning assigned to it in Section 4.14.

      "Change of Control Purchase Price" has the meaning assigned to it in
Section 4.14.

      "Consolidated Coverage Ratio" as of any date of determination means the ratio of Consolidated EBITDA of the Issuer during the four full fiscal quarters (the "Four Quarter Period") ending on or immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Issuer for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis, in accordance with Article 11 of Regulation S-X under the Securities Act, for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Issuer or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or one of its Restricted Subsidiaries incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. If the Issuer or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator of this "Consolidated Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (b) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period, and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Agreements shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

      "Consolidated EBITDA" means, with respect to the Issuer for any period, the sum, without duplication, of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of the Issuer and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in accordance with GAAP.

      "Consolidated Fixed Charges" means, with respect to the Issuer for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Issuer and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(ii) the product of (a) the amount of all dividend payments on any series of Preferred Stock of the Issuer (other than dividends paid in Capital Stock that is not Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current effective consolidated federal, state and local income tax rate of the Issuer, expressed as a decimal.

      "Consolidated Interest Expense" means, with respect to the Issuer for any period, the sum without duplication of: (i) the aggregate of all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) any amortization of debt discount, (b) the net costs under Interest Rate Protection Agreements, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (i) after-tax gains and losses from Asset Sales or abandonment or reserves relating thereto, (ii) items classified as extraordinary, nonrecurring or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP, (iii) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Issuer or is merged or consolidated with the Issuer or any Restricted Subsidiary of the Issuer, (iv) the net income (but not loss) of any Restricted Subsidiary of the Issuer to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (v) the net income of any Person, other than a Restricted Subsidiary of the Issuer, except to the extent of cash dividends or distributions paid to the Issuer or to a Restricted Subsidiary of the Issuer by such Person, (vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time after September 30, 1998, (vii) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued), and
(viii) in the case of a successor to the Issuer by consolidation or merger or as a transferee of the Issuer's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Issuer and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Issuer ending at least forty-five (45) days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Issuer plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

      "Consolidated Non-Cash Charges" means with respect to the Issuer, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Issuer and its Restricted Subsidiaries reducing Consolidated Net Income of the Issuer for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

      "Corporate Trust Office" means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office is, at the date of execution of this Indenture, 1650 Market Street, Suite 5210, Philadelphia, PA 19103, Attention: Capital

Market Fiduciary Services (Phoenix Color Corp. 10 3/8% Senior Subordinated Notes due 2009).

      "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Defaulted Interest" has the meaning set forth in Section 2.12 hereof.

      "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

      "Designated Senior Indebtedness" means, in respect of the Issuer, the Senior Credit Facility and any other Senior Indebtedness of the Issuer which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $5,000,000 and is specifically designated by the Issuer in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" and, in respect of any Guarantor, any Guarantee by such Guarantor of Designated Senior Indebtedness of the Issuer.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable for any reason, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section
4.11 and Section 4.14.

      "Event of Default" has the meaning assigned to it in Section 6.01.

      "Excess Proceeds" has the meaning assigned to it in Section 4.11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Certificated Notes" has the meaning assigned to it in Section 2.01.

      "Exchange Global Note" has the meaning assigned to it in Section 2.01.

      "Exchange Note" has the meaning assigned to it in the recital hereto.

      "Fully Diluted" means all shares of Common Stock, computed as if all warrants, options and other securities exercisable for, convertible into or otherwise having the right to acquire Common Stock had been exercised or converted.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the published rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

      "Global Notes" means the Initial Global Note and the Exchange Global Note.

      "Guarantee" means the Guarantee of the Notes by each Guarantor under
Article 11 hereof.

      "Guarantor" means each Subsidiary of the Issuer identified as a Guarantor on the signature pages hereto and each Additional Guarantor.

      "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

      "incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" when used as a noun shall have a correlative meaning.

      "Indebtedness" means, with respect to any Person on any date of determination, (i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all indebtedness, obligations and liabilities of such Person evidenced by Capitalized Lease Obligations, (iv) all indebtedness, obligations and liabilities of such Person evidenced by notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (v) all indebtedness, obligations or liabilities of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or
(b) evidenced by a note or similar written instrument, (vi) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person (including any Lien arising under any conditional sale or other title retention agreement, any sale-leaseback arrangement or any other lease in the nature thereof and any agreement to give any security interest) regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Lien permitted pursuant to clause (viii) of the definition of Permitted Liens and obligations under Interest Rate Protection Agreements, (vii) guarantee obligations of such Person in respect of Indebtedness of other Persons and (viii) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

      "Indenture" means this Indenture as amended or supplemented from time to time.

      "Initial Certificated Notes" has the meaning assigned to it in Section
2.01.

      "Initial Global Note" has the meaning assigned to it in Section 2.01.

      "Initial Notes" has the meaning assigned to it in the recital hereto.

      "Initial Purchaser" means First Union Capital Markets Corp., which prior to February 1, 1999 was known as First Union Capital Markets, a division of Wheat First Securities, Inc.

      "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or its assets, or (ii) any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Issuer.

      "Institutional Accredited Investors" means institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than QIBs.

      "Interest Payment Date" means each semiannual Interest Payment Date on February 1 and August 1 of each year, commencing August 1, 1999, in respect of the Notes.

      "Interest Rate Protection Agreement" of any Person means any interest rate protection agreement (including interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) in support of the Issuer's business and not of a speculative nature.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of a guarantee obligation or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.09, (i) "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Issuer's "Investment" in such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary less (b) the portion (proportionate to the Issuer's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      "Issue Date" means the date on which the Notes are originally issued.

      "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

      "Issuer Order" means a written order signed in the name of the Issuer by
(i) the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Issuer and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

      "Legal Holiday" has the meaning assigned to it in Section 13.08.

      "Lien" means any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any sale-leaseback arrangement or any other lease in the nature thereof and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

      "Liquidated Damages" has the meaning assigned to it in the Registration Rights Agreement.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Available Cash" means, with respect to any Asset Sale, payments in cash or Cash Equivalents received therefrom, net of bona fide direct costs of sale, including, but not limited to, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and (iv) any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments or liabilities relating to the Asset Sale retained by the Issuer or any of its Restricted Subsidiaries, it being understood and agreed that on the day that all such post-closing adjustments have been finally determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments, payable by the Issuer or any of its Restricted Subsidiaries, shall constitute Net Available Cash on such date.

      "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, mean the proceeds of such issuance or sale in the form of cash or Cash Equivalents net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Non-U.S. Person" means any Person who is not a "U.S. Person," as defined in Rule 902(k) under the Securities Act.

      "Note Register" has the meaning assigned to it in Section 2.03.

      "Notes" has the meaning assigned to it in the recital hereto.

      "Notice of Default" has the meaning assigned to it in Section 6.01.

      "Obligation" has the meaning assigned to it in Section 11.01.

      "Officer" means the Chairman of the Board, the President, Chief Financial Officer, any Vice President, the Treasurer, or the Secretary of the Issuer or any Restricted Subsidiary, as the case may be (or, in the case of any Restricted Subsidiary that is not a corporation, the respective Persons having the duties and authority correlative to the foregoing officers of a corporation).

      "Officers' Certificate" means a certificate signed by two Officers.

      "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

      "Paying Agent" has the meaning assigned to it in Section 2.03.

      "Payment Blockage Period" has the meaning assigned to it in Section 10.03.

      "Permitted Holders" means any or all of Louis LaSorsa, Edward Lieberman and the Issuer's Stock Bonus Plan (so long as Louis LaSorsa and Edward Lieberman are the sole trustees of such Stock Bonus Plan).

      "Permitted Indebtedness" means each of the following:

      (i) Indebtedness under the Notes, this Indenture and the Guarantees;

      (ii) Indebtedness under the Senior Credit Facility; provided, that the aggregate principal amount of Indebtedness outstanding under the Senior Credit Facility at any one time shall not exceed the greater of (a) $20.0 million or
(b) the Borrowing Base (as defined in the Senior Credit Facility);

      (iii) other Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

      (iv) Interest Rate Protection Agreements of the Issuer covering Indebtedness of the Issuer or any of its Restricted Subsidiaries and Interest Rate Protection Agreements of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, that (a) such Interest Rate Protection Agreements are entered into to protect the Issuer and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred either in accordance with this Indenture or in accordance with the Senior Credit Facility to the extent the notional principal amount of such Interest Rate Protection Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreements relates and (b) such Interest Rate Protection Agreements do not increase the Indebtedness of the Issuer and its Restricted Subsidiaries outstanding other than by reason of fees, indemnities and compensation payable thereunder;

      (v) Indebtedness of a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary for so long as such Indebtedness is held by the Issuer or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Issuer or a Restricted Subsidiary; provided that if as of any date any Person other than the Issuer or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

      (vi) Indebtedness of the Issuer to Restricted Subsidiary for so long as such Indebtedness is held by Restricted Subsidiary, subject to no Lien; provided that (a) any Indebtedness of the Issuer to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer;

      (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two business days of incurrence;

      (viii) Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by letters of credit for the account of the Issuer or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

      (ix) Refinancing Indebtedness incurred in respect of Indebtedness originally incurred pursuant to the second sentence of Section 4.08 or pursuant to this clause (ix) or clause (i) or (ii) of this definition;

      (x) Additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding for Capitalized Lease Obligations or for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property; and

      (xi) Additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

      "Permitted Investment" means any of the following:

      (i) Investments by the Issuer or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

      (ii) Investments in the Issuer by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Notes and this Indenture;

      (iii) Investments in cash and Cash Equivalents;

      (iv) loans and advances to employees and officers of the Issuer and its Subsidiaries in the ordinary course of business for bona fide business purposes not, in the aggregate, in excess of $1,000,000 at any one time outstanding;

      (v) Interest Rate Protection Agreements entered into in the ordinary course of the Issuer's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

      (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

      (vii) consideration other than cash or Cash Equivalents received by the Issuer or its Restricted Subsidiaries in connection with an Asset Sale made in compliance with Section 4.11; and

      (viii) Investments not to exceed $1,000,000 at any one time outstanding.

      "Permitted Liens" means any of the following:

      (i) Liens for taxes, assessments or governmental charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

      (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof,

      (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

      (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

      (v) easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

      (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

      (vii) purchase money Liens to finance property or assets of the Issuer or a Restricted Subsidiary acquired in the ordinary course of business; provided, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary other than the property and assets so acquired and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

      (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

      (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof,

      (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or a Restricted Subsidiary, including rights of offset and set-off,

      (xi) Liens securing Interest Rate Protection Agreements which Interest Rate Protection Agreements relate to Indebtedness that is incurred under this Indenture or the Senior Credit Facility;

      (xii) Liens securing Indebtedness under the Senior Credit Facility or pursuant to clause (xi) of the definition of "Permitted Indebtedness";

      (xiii) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under Section 4.15 and which Indebtedness has been incurred in accordance with Section 4.08; provided that such new Liens
(a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to any property or assets other than the property or assets securing the Indebtedness refinanced or replaced by such Refinancing Indebtedness; and

      (xiv) Liens securing Acquired Indebtedness incurred in accordance with the second sentence of Section 4.08; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

      "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Private Placement Legend" has the meaning assigned to it in Section 2.01.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      "Public Equity Offering" means an underwritten primary public offering of any class of common stock of the Issuer pursuant to an effective registration statement under the Securities Act.

      "Public Market" means any time after (i) an underwritten Public Equity Offering of the Issuer has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Issuer (as determined on a Fully Diluted basis) has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      "Purchase Agreement" means the purchase agreement relating to the Notes, dated January 28, 1999, among the Issuer, the Guarantors and the Initial Purchaser.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.12 hereof.

      "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

      "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date.

      "Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided that:
(i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary of the Issuer that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Registrar" has the meaning assigned to it in Section 2.03.

      "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes, dated February 2, 1999 among the Issuer, the Guarantors and the Initial Purchaser, in substantially the form of Exhibit J hereto.

      "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

      "Related Business" means the businesses of the Issuer and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Issue Date.

      "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

      "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any Restricted Subsidiary held by any Person (other than the Issuer or a Restricted Subsidiary), or any warrants, rights or options to acquire shares of any class of such Capital Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

      "Restricted Subsidiary" means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

      "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Facility" means the Credit Agreement, dated as of September 15, 1998, among the Issuer, the lenders who are or may become party thereto listed therein and First Union National Bank, as administrative agent, together with the documents related thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, increasing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      "Senior Indebtedness" means with respect to any Person, (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred, and (ii) accrued and unpaid interest (including Post-Petition Interest) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing any of the obligations referred to in clauses
(i) or (ii) or pursuant to which any such obligations are outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of Section 4.08.

      "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.12 for the payment of Defaulted Interest.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Obligation" means any Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or the Guarantees pursuant to a written agreement to that effect.

      "Subordinated Reorganization Securities" has the meaning assigned to it in Section 10.02.

      "Subsidiary" means, in respect of any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total Voting Stock or other interests (including partnership and membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

      "Successor Company" has the meaning assigned to it in Section 5.01.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture.

      "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

      "Trust Officer" means any officer in the Corporate Trust Office of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "Uniform Commercial Code" means the New York Uniform Commercial Code in effect from time to time.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, that (a) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under
Section 4.09 and (b) such Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets or properties of the Issuer or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation
(x) the Issuer could incur $1.00 of additional Indebtedness pursuant to the second sentence of Section 4.08 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership or member interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Notes; "indenture security holder" means a Noteholder; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) "including" means including without limitation;

      (e) words in the singular include the plural and words in the plural include the singular;

      (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

      (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the incurrence of Indebtedness;

      (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

      (i) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued.

                                    ARTICLE 2

                                    THE NOTES

      SECTION 2.01. Form and Dating.

      (a) The Initial Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

      (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee. The Notes shall be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof; provided that Initial Certificated Notes transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000. Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

      (c) Initial Notes offered and sold to QIBs in reliance on Rule 144A or Non-U.S. Persons in reliance on Regulation S as provided in the Purchase Agreement shall be issued initially in the form of a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit A hereto and shall bear the legends set forth in
Section 2.01(e)(i), Section 2.01(e)(ii) and Section 2.01(e)(iii) hereof (the "Initial Global Note"). Upon issuance, such Initial Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee at its designated office, as custodian for the Depositary. Owners of beneficial interests in the Initial Global Note shall be entitled to receive physical delivery of Initial Certificated Notes pursuant to Section 2.07(b)(ii). Initial Notes offered and sold to Institutional Accredited Investors shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto and shall bear the legend set forth in Section 2.01(e)(i) hereof, except as provided in Section 2.07(a) (such Notes together with interests in the Initial Global Note that are subsequently transferred or exchanged pursuant to Section 2.07(b)(ii), 2.07(b)(iii), 2.07(b)(iv) or 2.07(c), the "Initial Certificated Notes"). Upon issuance, any such Initial Certificated Note shall be duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Upon transfer of any Initial Certificated Note to a QIB pursuant to Section 2.07(b)(i) hereof, such Initial Certificated Note may be exchanged for a beneficial interest in the Initial Global Note, except as provided in Section 2.07(c).

      (d) If the Initial Global Note is tendered in a Registered Exchange Offer, it shall be exchanged for a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto and shall bear the legends set forth in Section 2.01(e)(ii) and Section 2.01(e)(iv) hereof (the "Exchange Global Note"). Upon issuance, such Exchange Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and deposited on behalf of the beneficial owners of the Exchange Notes represented thereby in accordance with the procedures of the Depositary.

      If Initial Certificated Notes are tendered in a Registered Exchange Offer, they will be exchanged for Certificated Notes in definitive, fully registered form, without coupons and without legends, substantially in the form set forth in Exhibit D hereto ("Exchange Certificated Notes"). Upon issuance, any such Exchange Certificated Note shall be duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

      At the option of the Holder thereof, Exchange Notes may be held either in the form of a beneficial interest in the Exchange Global Note or as Exchange Certificated Notes.

      (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

            (i) Except as provided in Section 2.07(a) hereof, each Initial Global Note and Initial Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
            ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
            (a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR
            (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED

            INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

            (ii) Each Global Note shall bear the following legend on the face thereof:

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PHOENIX COLOR CORP. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            (iii) The Initial Global Note shall bear the following legend on the face thereof:

            TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE, DATED AS OF FEBRUARY 2, 1999 AMONG PHOENIX COLOR CORP., AS ISSUER, THE GUARANTORS LISTED THEREIN, AND CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

            (iv) The Exchange Global Note shall bear the following legend on the face thereof:

            TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

      SECTION 2.02. Execution and Authentication. The Notes may be issued in two series, a series of Initial Notes and a series of Exchange Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed $200,000,000 except as provided in Section 2.08 hereof. The Notes shall be executed on behalf of the Issuer by its Chief Executive Officer, President, Chief Operating Officer, Treasurer or any Vice President, and shall be attested by the Issuer's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

      The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

      In case any officer of the Issuer whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Issuer before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such an officer of the Issuer.

      The Trustee shall, upon receipt of an Issuer Order requesting such action, authenticate (a) Initial Notes for original issue up to the aggregate principal amount not to exceed $200,000,000 outstanding at any given time, or (b) Exchange Notes for issue pursuant to a Registered Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes exchanged in such Registered Exchange Offer. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial

Notes or, in the case of clause (b) above, the Exchange Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

      Upon the occurrence of any event specified in Section 2.07(c) hereof, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or Exchange Global Note, as the case may be, Initial Certificated Notes or Exchange Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or Exchange Global Note, as the case may be.

      A Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Issuer and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

      Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section
2.11 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

      SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

      The Issuer shall cause to be kept at such office a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Dallas, Texas office, is initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

      The Issuer shall enter into an appropriate agency agreement with any Person designated by the Issuer as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Issuer shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Dallas, Texas office, is initially appointed Paying Agent under this Indenture. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      Subject to Section 2.07 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated for such purpose, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Initial Notes or Exchange Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

      Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

      SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal, premium, if any, or any payment of interest or Liquidated Damages, if any, with respect to any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest or Liquidated Damages, if any, when so becoming due.

      The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, with respect to the Notes, shall notify the Trustee of any default by the Issuer in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

      The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

      SECTION 2.06. Global Notes. (a) So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

      (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (c) Whenever, as a result of an optional redemption of Notes by the Issuer, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes pursuant to the provisions of
Section 2.07(b) or Section 2.07(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

      SECTION 2.07. Transfer and Exchange. (a) By its acceptance of any Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend. Upon the registration of transfer, exchange or replacement of an Initial Note not bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Note bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in this
Section 2.07(a). If the Private Placement Legend has been removed from an Initial Note, as provided herein, no other Initial Note issued in exchange for all or any part of such Initial Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Initial Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon. Each Initial Note shall bear the Private Placement Legend unless and until:

      (i) a transfer of such Initial Note is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Initial Note so transferred at the request of the Holder; or

      (ii) there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Issuer confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes (representing the same aggregate principal amount of the Initial Note being exchanged) without such legend.

      (b) Special Transfer Provisions. The following provisions of this paragraph (b) are applicable only to Initial Notes bearing the Private Placement
Legend:

      (i) Transfers to QIBs. If the Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note to a QIB pursuant to Rule 144A, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such Initial Certificated Note for an equivalent beneficial interest in the Initial Global Note. Upon receipt by the Trustee, as Registrar, at its designated office of (A) such Initial Certificated Note, duly endorsed as provided herein, (B) written instructions from such Holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase and (C) a certificate in the form of Exhibit E attached hereto from the transferor, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and shall instruct the Depositary to increase or cause to be increased such Initial Global Note by the aggregate principal amount of the beneficial interest in the Initial Certificated Note to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note so canceled;

      (ii) Transfers to Institutional Accredited Investors and Exchange of Interests in Global Notes:

            (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to an Institutional Accredited Investor or to exchange such interest for an Initial Certificated Note evidencing such interest, such Holder may, subject to the rules and procedures of the Depositary, cause the transfer or exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) written instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be transferred or exchanged, such instructions to contain the name or names of the designated transferee or transferees, if any, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) in the case of a transfer, (x) a certificate in the form of Exhibit F attached hereto from the transferor, (y) a certificate in the form of Exhibit G attached hereto from the transferee and (z) such other certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged or transferred and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Initial Global Note that is being exchanged or transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

            (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to an Institutional Accredited Investor, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) written instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit F attached hereto from the transferor, (IV) a certificate in the form of Exhibit G attached hereto from the transferee and (V) such other certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

      (iii) Transfers to Non-U.S. Persons:

            (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to a Non-U. S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) written instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions,
      (II) a certificate in the form of Exhibit H attached hereto from the transferor and (III) a certificate in the form of Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

            (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to a Non-U. S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) written instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit H attached hereto from the transferor and (IV) a certificate in the form of Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

      (iv)  Transfers Pursuant to Other Exemptions.

            (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) written instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) such certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

            (B) if a Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its designated office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) written instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (III) such certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

      The Issuer shall deliver to the Trustee, and the Trustee shall retain for two (2) years, copies of all documents received pursuant to this Section 2.07(b). The Issuer shall have the right to inspect and make copies of all such documents at its sole expense at any reasonable time upon the giving of reasonable written notice to the Trustee.

      (c) The Initial Global Note or Exchange Global Note, as the case may be, shall be exchanged by the Issuer for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, if (i) the Depositary has notified the Issuer that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Issuer within ninety (90) calendar days, or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Issuer within ninety (90) calendar days, or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes. If an Event of Default occurs and is continuing, the Issuer shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or Exchange Global Note, as the case may be, for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be; provided that the principal amount of each of such Initial Certificated Note or Exchange Certificated Note, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.06(c) hereof. All Initial Certificated Notes or Exchange Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee in writing. Any Initial Certificated Notes issued pursuant to this
Section 2.07(c) shall include the Private Placement Legend, except as set forth in Section 2.07(a) hereof.

      (d) Any Initial Notes that are presented to the Registrar for exchange pursuant to a Registered Exchange Offer shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged in accordance with the terms of the Registered Exchange Offer; provided that the Initial Notes so surrendered for exchange are accompanied by a letter of transmittal and duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder. Whenever any Initial Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof, Exchange Notes in the same aggregate principal amount as the Initial Notes so surrendered.

      (e) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note

Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver Certificated Notes at the Registrar's request.

      (f) The Issuer shall not be required to make and the Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Note not to be redeemed) or any Certificated Notes for a period of fifteen (15) calendar days before a selection of Notes to be redeemed.

      (g) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Rights Agreement).

      (h) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

      (i) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors), which shall, in the case of the Initial Global Note, include restrictions designed to ensure that the beneficial owners of such Initial Global Note are QIBs.

      SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss or liability which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Issuer.

      SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

      If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery the Issuer may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

      SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer; provided, that the Trustee shall not be required to destroy any Notes. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

      SECTION 2.12. Payment of Interest, Interest Rights Preserved. Interest on any Note which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

      Any interest on any Note which is payable, but is not paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Issuer, at its election, as provided in clause (a) or (b) below:

      (a) The Issuer may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.12(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment and not less than ten
(10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

      (b) The Issuer may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      SECTION 2.13. CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

      SECTION 2.14. Transfers, etc. Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                                    ARTICLE 3

                                   REDEMPTION

      SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to paragraph 8 of the Initial Notes or paragraph 7 of the Exchange Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

      The Issuer shall give each notice to the Trustee provided for in this
Section 3.01 not less than thirty (30) days nor more than sixty (60) days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

      SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

      SECTION 3.03. Notice of Redemption. At least twenty (20) days but not more than sixty (60) days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

      The notice shall identify the Notes to be redeemed and shall state:

      (a)   the Redemption Date;

      (b)   the Redemption Price;

      (c)   the name and address of the Paying Agent;

      (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof,

      (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

      (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

      (h) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

      (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

      SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

      SECTION 3.05. Deposit of Redemption Price. On or prior to the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a domestically incorporated wholly-owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money in immediately available funds, sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

      So long as the Issuer complies with the preceding paragraph and the other provisions of this Article 3, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

      SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder of the Note being surrendered (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

      SECTION 4.01. Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

      To the extent lawful, the Issuer shall pay interest on overdue principal, overdue premium, Defaulted Interest and Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on the Notes. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Issuer's obligations pursuant to Sections 3.05, Section 4.11 or Section 4.14 hereof, or otherwise.

      All payments with respect to a Global Note or a Certificated Note (including principal, premium, if any, interest and Liquidated Damages, if any) the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the account or (in the case of a Global Note) accounts specified by the Holders thereof or, if no such account is specified, by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

      SECTION 4.02. Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Notes may be presented or surrendered for payment and where Notes may be surrendered for registration of transfer or exchange. The Issuer shall maintain an office where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which office shall be initially the Corporate Trust Office designated in the proviso of the definition of "Corporate Trust Office." The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

      The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

      The Issuer hereby designates the Dallas, Texas office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

      SECTION 4.03. Money for the Notes to be Held in Trust. If the Issuer, any Subsidiary of the Issuer or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

      Whenever the Issuer shall have one or more Paying Agents with respect to the Notes, it shall, prior to 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Issuer's action or failure so to act.

      SECTION 4.04. Corporate Existence. Subject to the provisions of Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Issuer and each of its Restricted Subsidiaries; provided that the Issuer and any such Restricted Subsidiary shall not be required to preserve the corporate existence of any such Restricted Subsidiary or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.

      SECTION 4.05. Maintenance of Property. The Issuer shall cause all Property used in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Issuer, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 4.05 shall prevent the Issuer from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

      SECTION 4.06. Payment of Taxes and Other Claims. The Issuer and its Subsidiaries shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent (a) all material obligations and liabilities,
(b) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Subsidiaries or upon the income, profits or Property of the Issuer or any of its Subsidiaries and (c) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Issuer or any of its Subsidiaries; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

      SECTION 4.07. SEC Reports. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall (a) provide the Trustee, the Initial Purchaser and Noteholders with such annual reports, information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, and (b) beginning on the earlier of (i) the date the registration statement filed with the SEC relating to the Exchange Notes is declared effective and (ii) 130 days after the Issue Date, file with the Commission, to the extent permitted, the annual reports, information, documents and reports described in clause (a), in each case, such information, documents and other reports to be so provided and filed at the times specified for the filing of such information, documents and reports under such Sections. In addition, the Issuer will make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 4.08. Limitation on Indebtedness. The Issuer shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, in addition to Permitted Indebtedness, the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed incurrence thereof or would result as a consequence of such proposed incurrence and (ii) immediately after giving effect to such proposed incurrence, the Consolidated Coverage Ratio of the Issuer is at least 2.0 to 1.0 for incurrences on or before February 1, 2001 and 2.25 to 1.0 for all incurrences thereafter.

      SECTION 4.09. Limitation on Restricted Payments.

      (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

            (i) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

            (ii) the Issuer or such Restricted Subsidiary is not able to incur, after giving effect to such Restricted Payment, an additional $1.00 of Indebtedness pursuant to the second sentence of Section 4.08; or

            (iii) the aggregate amount of such Restricted Payment and any other Restricted Payments since the Issue Date would exceed the sum of

                  (A) fifty percent (50%) of the Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Issue Date to the end of the most recent fiscal quarter ending at least forty-five (45) days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of, or as a capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees);

                  (C) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange); and

                  (D) an amount equal to the sum of (i) the net reduction in
            Investment in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit:

            (i) if no Default or Event of Default shall have occurred and be continuing, any purchase or redemption of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer); provided, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded from the calculation of amounts under clause (iii) (B) of paragraph (a) above;

            (ii) if no Default or Event of Default shall have occurred and be continuing, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer which is permitted to be incurred under
      Section 4.08; provided, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments; and

            (iv) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any purchase of any fractional share of Capital Stock of the Issuer resulting from (A) any dividend or other distribution on outstanding shares of Capital Stock that is payable in shares of such Capital Stock (including any stock split or subdivision of the outstanding Capital Stock of the Issuer), (B) any combination of all of the outstanding shares of Capital Stock of the Issuer, (C) any reorganization or consolidation of the Issuer in any merger of the Issuer with or into any other Person or (D) the conversion of any securities of the Issuer into shares of Capital Stock of the Issuer; provided, that such purchases shall be included in the calculation of the amount of Restricted Payments.

      SECTION 4.10. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted
Subsidiary:

      (a) to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by the profits of the Issuer or such Restricted Subsidiary or pay any Indebtedness owed to the Issuer,

      (b) to make any loans or advances to the Issuer or to any Restricted Subsidiary; or

      (c) to transfer any of its property or assets to the Issuer or to any Restricted Subsidiary, except any encumbrance or restriction existing under or by reason of;

            (i) the Senior Credit Facility as in effect on the Issue Date;

            (ii) the Notes, this Indenture or the Guarantees;

            (iii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

            (iv) Refinancing Indebtedness incurred pursuant to an agreement referred to in clause (i) (ii) or (iii); provided, that the encumbrances and restrictions contained in any such refinancing agreement are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements governing the Indebtedness being refinanced;

            (v) customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

            (vi) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

            (vii) applicable law.

      SECTION 4.11. Limitation on Sales of Assets and Subsidiary Stock.

      (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

            (i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Sale (which fair market value shall be determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $1,000,000) and at least 75% of the consideration received therefor by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such sale; and

            (ii) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Issuer (or such Restricted Subsidiary, as the case may be):

                  (A) first, to the extent the Issuer elects (or is required by the terms of the Senior Credit Facility or other Senior Indebtedness), to prepay or repay outstandings under the Senior Credit Facility or such other Senior Indebtedness; provided, that
            (1) there is a permanent reduction in the availability of funds under the Senior Credit Facility or such other Senior Indebtedness under a revolving credit facility in an amount equal to such prepayment or repayment and (2) such prepayment or repayment is made within one hundred eighty (180) days from the date of such Asset Sale; and

                  (B) second, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A), to the extent the Issuer elects, and within one hundred eighty (180) days from the date of such Asset Sale, to:

                        (1) make an investment in properties or assets that
                  replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in a Related Business or

                        (2) acquire the Capital Stock of a Person that becomes a
                  Restricted Subsidiary as a result of the acquisition of such Capital Stock; provided that such Person is, at the time it becomes a Restricted Subsidiary, engaged in a Related Business.

      (b) Any Net Available Cash not applied within one hundred eighty (180) days after the consummation of an Asset Sale as provided in clauses (A) or (B) of paragraph (ii) above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuer will be required to make an offer to all Holders (an "Asset Sale Offer"), to purchase, on a pro rata basis the principal amount of Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $5,000,000) (the "Asset Sale Offer Amount"), at a purchase price in cash in an amount equal to one hundred percent (100%) of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture, and in accordance with the following standards:

            (i) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (or portions thereof) to be purchased on a pro rata basis, based on the principal amount of Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes (or portions thereof) in denominations of $1,000 or integral multiples thereof shall be purchased.

            (ii) If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess

      Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of this Indenture).

      Upon completion of an Asset Sale Offer, the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale.

      (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 below, the successor corporation shall be deemed to have sold the properties and assets of the Issuer and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Issuer or its Subsidiaries deemed to be sold shall be deemed to be Net Available Cash for purposes of this covenant.

      (d) If at any time any non-cash consideration received by the Issuer or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Available Cash thereof shall be applied in accordance with this covenant.

      (e) Within thirty (30) calendar days after the date the amount of Excess Proceeds exceeds $5,000,000, the Issuer, or the Trustee at the written request and expense of the Issuer, shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Issuer stating:

            (i) that an Asset Sale Offer is being made pursuant to this Section
      4.11 and that all Notes that are timely tendered will be accepted for payment, subject to proration if the amount of Excess Proceeds is less than the aggregate principal amount of all Notes timely tendered pursuant to the Asset Sale Offer;

            (ii) the Asset Sale Offer Amount, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which date shall be a Business Day no earlier than thirty
      (30) calendar days nor later than sixty (60) calendar days subsequent to the date such notice is mailed;

            (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (iv) that, unless the Issuer defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Purchase Date;

            (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

            (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

            (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof,

            (viii) if Certificated Notes have been issued hereunder, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof,

            (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

            (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.11.

      (f) On the Asset Sale Purchase Date, the Issuer shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.11(e) hereof, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Issuer and accepted for payment. Subject to the provisions of Section 4.01, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment the Asset Sale Offer Amount for such Notes or portions thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

      (g) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Issuer shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

      (h) Upon surrender of a Global Note that is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note, as provided in Section 2.06(c) hereof.

      (i) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

      SECTION 4.12. Limitation on Affiliate Transactions.

      (a) Except for transactions entered into or existing prior to the Issue Date, the Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless the terms thereof:

            (i) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

            (ii) if such Affiliate Transaction involves an amount in excess of $1,000,000, (A) are set forth in writing and (B) have been approved by a majority of the disinterested members of the Board of Directors; and

            (iii) if such Affiliate Transaction involves an amount in excess of $5,000,000, have been determined by a nationally recognized investment banking or accounting firm having experience in such matters to be fair, from a financial point of view, to the Issuer and its Restricted Subsidiaries.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit:

            (i) any Restricted Payment permitted to be paid pursuant to Section 4.09;

            (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans or arrangements approved by the Board of Directors;

            (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors;

            (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time;

            (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries; and

            (vi) any Affiliate Transaction (x) between the Issuer and a Restricted Subsidiary or (y) between Restricted Subsidiaries; provided that, no Affiliate of the Issuer other than a Restricted Subsidiary owns any Capital Stock in or otherwise has a material financial interest in any such Restricted Subsidiary.

      SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Issuer shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except to the Issuer or a Restricted Subsidiary; provided, that this covenant will not prohibit the sale of one hundred percent (100%) of the shares of the Capital Stock of any Restricted Subsidiary owned by the Issuer or any Restricted Subsidiary effected in accordance with Section 4.11 and Section 5.01.

      SECTION 4.14. Change of Control.

      (a) Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Issuer repurchase such Holder's Notes pursuant to the offer described in Section 4.14(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to one hundred and one percent (101%) of the aggregate principal amount of such Notes (or portions thereof) to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the purchase date (the "Change of Control Payment Date") (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three and one-third percent (33 1/3%) of the total voting power of the Voting Stock of the Issuer;

            (ii) the Issuer merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting

      Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities or other property in an amount which could be paid by the Issuer as a Restricted Payment under Section
      4.09 and (y) immediately after such transaction no "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than the Permitted Holders) is the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) thirty-three and one-third percent (33 1/3%) or more of the voting power of the Voting Stock of the surviving or transferee corporation on a Fully Diluted basis, after giving effect to the conversion or exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation, convertible into or exercisable for Voting Stock of such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation calculated on such Fully Diluted basis, than the percentage beneficially owned by the Permitted Holders;

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors of the Issuer at the time of such approval who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

            (iv) the liquidation or dissolution of the Issuer.

      (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee stating:

            (i) that a Change of Control has occurred, the circumstances and relevant facts with respect to such Change of Control and that a Change of Control Offer is being made pursuant to this Section 4.14, and that all Notes (or portions thereof) that are timely tendered will be accepted for payment;

            (ii) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than thirty
      (30) calendar days nor later than sixty (60) calendar days subsequent to the date such notice is mailed;

            (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

            (iv) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

            (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

            (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof,

            (viii) if Certificated Notes have been issued, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof,

            (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

            (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.14.

      (c) On the Change of Control Payment Date, the Issuer shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so tendered together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. Subject to the provisions of Section 4.01 hereof, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

      (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Issuer shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

      Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06(c) hereof.

      (e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof

      (f) Prior to complying with the provisions of this Section 4.14, but in any event within 30 days following a Change of Control, the Issuer shall, to the extent required, either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.14.

      SECTION 4.15. Limitation on Liens. Other than Permitted Liens, the Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Issuer or of any Restricted Subsidiary, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured.

      SECTION 4.16. Limitation on Layered Indebtedness. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or, in the case of Restricted Subsidiaries that are Guarantors, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Guarantees of such Guarantors.

      The Guarantors will not, directly or indirectly, guarantee any Indebtedness of the Issuer that is subordinate in right of payment to any other Indebtedness of the Issuer unless such guarantee is subordinate in right of payment to, or ranks pari passu with, the Guarantees of such Guarantors.

      SECTION 4.17. Compliance Certificate. The Issuer shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA
Section 314(a)(4).

      SECTION 4.18. Waiver of Stay, Extension or Usury Laws. Neither the Issuer nor any Guarantor will at any time, to the extent that they may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or its Subsidiaries or the Note from paying all or any portion of the principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and, to the extent that they may lawfully do so, the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law and expressly agree that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.19. Investment Company Act. None of the Issuer or its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

      SECTION 4.20. Limitation on Conduct of Business. The Issuer and its Restricted Subsidiaries will not engage in any business other than a Related Business.

      SECTION 4.21. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

      SECTION 5.01. When Issuer May Merge or Transfer Assets.

      (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with or into any Person (other than the consolidation or merger of a Restricted Subsidiary with another Restricted Subsidiary or into the Issuer), or sell, assign, convey, transfer, lease or otherwise dispose of (or permit any Subsidiary to sell, assign, convey, transfer, lease or otherwise dispose of), in one transaction or a series of transactions, all or substantially all its assets (determined on a consolidated basis for the Issuer and its Subsidiaries) to, any Person, unless:

            (i) the Issuer, in the case of a transaction involving the Issuer, or such Restricted Subsidiary in the case of a transaction involving a Restricted Subsidiary, shall be the resulting, surviving or transferee Person or the resulting, surviving or transferee Person (in either case, the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer or such Restricted Subsidiary) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture, or the obligation of such Restricted Subsidiary under its Guarantee, as the case may be;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been incurred by such Successor Company at the time of such transaction), no Default shall have occurred and be continuing,

            (iii) immediately after giving effect to such transaction, the Issuer, if the transaction involves a Restricted Subsidiary, or the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to the second sentence of Section 4.08,

            (iv) in the case of a transaction involving the Issuer, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Issuer prior to such transaction;

            (v) if, as a result of any such transaction, property or assets of the Issuer or a Restricted Subsidiary would become subject to a Lien securing Indebtedness not excepted from the provisions of this Indenture described above under Section 4.15, the Issuer, any such Restricted Subsidiary or the Successor Company, as the case may be, shall have secured the Notes and the relevant Guarantees, as required by such provisions; and

            (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

      (b) the Successor Company shall be the successor to the Issuer or such Restricted Subsidiary, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary under this Indenture, but the predecessor Issuer or Restricted Subsidiary in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

      SECTION 6.01. Events of Default. The term "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) the Issuer defaults in any payment of interest on or Liquidated Damages with respect to any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of thirty (30) days;

      (b) the Issuer (i) defaults in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such payment shall be prohibited by Article 10;

      (c) the Issuer fails to observe or perform any covenant, condition or agreement on the part of the Issuer to be observed or performed pursuant to Sections 4.08, 4.09, 4.11, 4.14 and 5.01;

      (d) the Issuer fails to comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and such failure continues for thirty (30) days after the notice specified below;

      (e) Indebtedness of the Issuer or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

      (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or any Subsidiary of the Issuer in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Issuer or any Subsidiary of the Issuer a bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Issuer or any Subsidiary of the Issuer under any Bankruptcy Law, or (C) appointing a Custodian of the Issuer or any Subsidiary of the Issuer or of any substantial part of the Property of the Issuer or any Subsidiary of the Issuer, or (D) ordering the winding-up or liquidation of the affairs of the Issuer or any Subsidiary of the Issuer, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive calendar days; or

      (g) (i) the commencement by the Issuer or any Subsidiary of the Issuer of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Issuer or any Subsidiary of the Issuer to the entry of a decree or order for relief in respect of the Issuer or any Subsidiary of the Issuer in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Subsidiary of the Issuer; or (iii) the filing by the Issuer or any Subsidiary of the Issuer of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Issuer or any Subsidiary of the Issuer to the filing of such petition or to the appointment of or taking possession by a Custodian of the Issuer or any Subsidiary of the Issuer or of any substantial part of the Property of the Issuer or any Subsidiary of the Issuer, or (v) the making by the Issuer or any Subsidiary of the Issuer of an assignment for the benefit of creditors; or (vi) the admission by the Issuer or any Subsidiary of the Issuer in writing of its inability to pay its debts generally as they become due; or (vii) the approval by stockholders of the Issuer or any Subsidiary of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer or any Subsidiary of the Issuer; or
(viii) the taking of corporate action by the Issuer or any Subsidiary of the Issuer in furtherance of any such action; or

      (h) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against the Issuer or any Subsidiary, remains outstanding for a period of sixty (60) days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within ten (10) days after the notice specified below; or

      (i) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee.

      A Default under clause (d) is not an Event of Default until the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of the Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (c), (e), (h) or (i) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d), its status and what action the Issuer is taking or proposes to take with respect thereto.

      SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least twenty-five (25%) in principal amount of the Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest and Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest and Liquidated Damages, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by written notice to the Trustee and the Issuer may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest and Liquidated Damages, if any, that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03. Other Remedies. The Issuer covenants that if an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including the allocated reasonable costs of its in-house counsel and legal staff, and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes by written notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any or interest or Liquidated Damages, if any, on a Note (except a payment default resulting from an acceleration that has been rescinded) or (ii) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

      SECTION 6.05. Control by Majority. The Holders of not less than a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      SECTION 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

      (a) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

      (b) the Holders of at least twenty-five percent (25%) in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

      (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in compliance with such request;

      (d) the Trustee has not complied with the request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

      (e) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction inconsistent with the request during such sixty
(60) day period.

      A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

      SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or the Redemption Dates or purchase dates provided for therein or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) and the amounts provided for in Section 7.07.

      SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

      SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness of the Issuer to the extent required by Article 10 or Article 12;

            THIRD: to Noteholders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            FOURTH: to the Issuer.

      The Trustee may fix a Record Date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least fifteen (15) days before such Record Date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

      SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit initiated by a Holder pursuant to Section 6.07 or a suit initiated by Holders of more than ten percent (10%) in principal amount of the Notes.

      SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


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

                                    ARTICLE 7

                                     TRUSTEE

      SECTION 7.01.   Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

      (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


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

      (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

      SECTION 7.02.   Rights of Trustee.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee's conduct does not constitute willful misconduct or negligence.

      (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

      (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

      SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee.


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

Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

      SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

      SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

      SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel, including the allocated reasonable costs of its in-house counsel and legal staff. The Issuer hereby agrees to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated reasonable costs and expenses of in-house counsel and legal staff ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture. In addition to and not in limitation of the immediately preceding sentence, the Issuer also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee's performance under this Indenture, provided the Trustee has not acted with negligence or engaged in willful misconduct. The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee for any reason. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense of the claim; provided that the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel if the actual or potential defendants in, or the targets of, any such claim include both the Trustee and the Issuer and the Trustee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer. The Trustee will not, without the prior written consent of the Issuer, settle or compromise or consent to the entry of any judgment with respect to any claim in respect of which indemnification may be sought hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

      To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on particular Notes.

      The Issuer's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

      SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of not less than a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.


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

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

      If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of not less than ten percent (10%) in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

      SECTION 7.09. Successor Trustee by Merger. Any corporation or association into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity shall be a party or any corporation or association to which all or substantially all the corporate trust business of the Trustee in its individual capacity may be sold or otherwise transferred, shall be the Trustee hereunder without further act.

      In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have.

      SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section

311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

      SECTION 7.12. Trustee's Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, be set forth in writing and shall state any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.01. Discharge of Liability on Notes; Defeasance.

      (a)   When

            (i) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.08) for cancellation or

            (ii) all outstanding Notes have become due and payable, whether at Stated Maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at Stated Maturity or upon redemption all outstanding Notes, including interest accrued and unpaid thereon to Stated Maturity or such Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to
      Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel addressed to the Trustee and at the cost and expense of the Issuer.

      (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate:

            (i) all its obligations under the Notes and this Indenture ("legal defeasance option") subject to the following which shall survive until otherwise terminated or discharged hereunder:

                  (A) the rights of Holders of outstanding Notes to receive
            payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when payments are due from the trust referred to below,

                  (B) the Issuer's obligations with respect to such Notes under
            Sections 2.03, 2.04, 2.07, 2.08, 2.10, 4.02, 4.03 and 4.04 hereof,

                  (C) the Issuer's obligations under the Registration Rights Agreement,

                  (D) the rights, powers, trusts, duties and immunities of the
            Trustee under this Indenture and the Issuer's obligations in connection therewith,

                  (E) Article 3 hereof, and

                  (F) this Article 8; or

            (ii) its obligations under Sections 4.05 through 4.16 and 4.20 and the operation of Section 6.01(c) (but only as it applies to Section 5.01(a)(iii) and (iv)), 6.01(e), 6.01(f), 6.01(g) and 6.01(h) or contained in Section 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), and 6.01(i) or because of the failure of the Issuer to comply with Section 5.01(a)(iii) and (iv). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all of its obligations under its Guarantee.

      Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

      (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 8.04, 8.05 and 8.06 shall survive.

      SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if

      (a) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

      (b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, and interest and Liquidated Damages, if any, when due on all the Notes to Stated Maturity or redemption, as the case may be;

      (c) one hundred twenty-three (123) days pass (or Stated Maturity or a Redemption Date is reached if such time period is less than one hundred twenty-three (123) days) after the deposit is made and during the one hundred twenty-three (123) day period (or such lesser period as provided for above) no Default specified in Sections 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

      (d) the deposit does not result in a breach or violation of, or constitute a default under any other agreement or instrument binding on the Issuer or any of its Subsidiaries and is not prohibited by Article 10;

      (e) the Issuer delivers to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

      (f) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

      (g) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (h) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this
Article 8 have been complied with;

      (i) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

      (j) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming for the purpose of this clause (j) that all Notes are in default within the meaning of such Act).


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

      Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with
Article 3.

      SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes.

      Money and securities so held in trust are not subject to Article 10.

      SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon written request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors.

      SECTION 8.05. Indemnity for Government Obligation. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

      SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U. S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

      SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any
Noteholder:

      (a) to cure any ambiguity, omission, defect or inconsistency;

      (b) to comply with Article 5;


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      (c) to provide for uncertificated Notes in addition to or in place of
Certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code;

      (d) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives thereof) under Article 10 or Article 12;

      (e) to add Guarantees with respect to the Notes or to secure the Notes;

      (f) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

      (g) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

      (h) to make any change that does not adversely affect the rights of any Noteholder.

      An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent in writing to such change.

      After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

      SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions may also be waived with the consent of the Holders of not less than a majority of the principal amount of Notes then outstanding. However, without the consent of each Noteholder affected, an amendment may not:

      (a) reduce the amount of Notes whose Holders must consent to an amendment;

      (b) reduce the rate of or extend the time for payment of interest on any Note;

      (c) reduce the principal of or extend the Stated Maturity of any Note;

      (d) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;


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      (e) make any Note payable in money other than that stated in the Note;

      (f) make any change in Article 10 or Article 12 that adversely affects the rights of any Noteholder under Article 10 or Article 12;

      (g) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

      (h) make any change in any Guarantee that would adversely affect the Noteholders.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof

      An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent in writing to such change.

      After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

      SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

      The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date.


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      SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate and deliver a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

      SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment constitutes the legal, valid and binding obligation of the Issuer and each Guarantor, subject to customary exceptions.

      SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                           SUBORDINATION OF THE NOTES

      SECTION 10.01. Agreement To Subordinate. The Issuer agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Indebtedness that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Issuer. All provisions of this Article 10 shall be subject to Section 10.12.

      SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

      (a) holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full of such Senior Indebtedness in cash or cash equivalents before Noteholders shall be entitled to receive any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes; and


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

      (b) until such Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which Noteholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive (i) securities of a Person that are subordinated ("Subordinated Reorganization Securities") to such Senior Indebtedness to at least the same extent as the Notes are subordinated to
(A) Senior Indebtedness of the Issuer and (B) any securities issued in exchange for Senior Indebtedness, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof.

      SECTION 10.03. Default on Senior Indebtedness of the Issuer. The Issuer may not pay the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or defease any Notes (collectively, "pay the Notes") (other than Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) if (i) any Designated Senior Indebtedness of the Issuer is not paid when due or (ii) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Issuer may pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the Representative of the holders of such Designated Senior Indebtedness shall have notified the Trustee in writing that the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuer may resume payments on the Notes after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. For purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360


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consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      SECTION 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer (or their Representative) of the acceleration.

      SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article 10 should not have been made to them, the Issuer shall so notify the Noteholders who receive the distribution, which Noteholders shall hold it in trust for holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

      SECTION 10.06. Subrogation. After all Senior Indebtedness of the Issuer is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Issuer and Noteholders, a payment by the Issuer on such Senior Indebtedness.

      SECTION 10.07. Relative Right. This Article 10 defines the relative rights of Noteholders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

      (a) impair, as between the Issuer and Noteholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in accordance with their terms; or

      (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Noteholders.

      SECTION 10.08. Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

      SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice from a holder of Designated Senior Indebtedness that it is exercising its rights under Section 10.03. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Issuer have a Representative, only the Representative may give the notice.


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

      The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and coregistrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

      SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

      SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

      SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Noteholders or Trustee shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

      SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending,
(ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or
(iii) upon the Representative for the holders of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.


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

      SECTION 10.14. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

      SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

      SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

      SECTION 10.17. No Waiver of Subordination Provisions.

      (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

      (b) Without limiting the generality of subsection (a) of this section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

            (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

            (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

            (iii) release any Person liable in manner for the collection or payment of Senior Indebtedness; or


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

            (iv) exercise or refrain from exercising any rights against the Issuer and any other Person;

provided, however, that in no event shall any such actions limit the right of the Noteholders to take any action to accelerate the maturity of the Notes pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this Article of the holders from time to time of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

      SECTION 10.18. Other Rights of Holders of Senior Indebtedness. All rights and interest under this Indenture of the holders of Senior Indebtedness and all agreements and obligations of the Trustee, the Noteholders and the Issuer under this Article shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of the Senior Credit Facility and promissory notes evidencing the Senior Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness; or

            (b) any other circumstance that might constitute a defense available to or a discharge of a guarantor or surety (other than as a result of any payments made on the Senior Credit Facility or other Senior Indebtedness).

      The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article at any time when the Trustee, the Issuer or any Noteholder shall have failed to comply with any of these provisions.

      The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.


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                                   ARTICLE 11

                       GUARANTEES; RELEASE OF GUARANTEES;
                              ADDITIONAL GUARANTEES

      SECTION 11.01. Guarantees.

      (a) Each Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

      (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them, (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations, or (vi) any change in the ownership of any Guarantor.

      (c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

      (d) Each Guarantee is, to the extent and in the manner set forth in
Article 12, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor and is made subject to such provisions of this Indenture.

      (e) Except as expressly set forth in Section 8.01(b), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, (i) the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert


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

any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity and (ii) each Guarantor hereby waives any right such Guarantor may have under Sections 26.7 through 26.9 of the North Carolina General Statutes.

      (f) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest or Liquidated Damages, if any, on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

      (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of, premium, if any or interest or Liquidated damages, if any, on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations,
(ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

      (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

      (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses, including the allocated reasonable costs and expenses of its in-house counsel and legal staff) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

      SECTION 11.02. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture


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

and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

      SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

      SECTION 11.04. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      SECTION 11.05. Limitation of Guarantor's Liability. Each Guarantor, the Trustee, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal and state fraudulent conveyance laws or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders, the Trustee and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

      SECTION 11.06. Release of Guarantees. In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) will be released and relieved of any obligations under its Guarantee or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will not be required to enter into a Guarantee; provided, in each case, that such transaction is carried out pursuant to and in accordance with Section 4.11 and Section 5.01 (if applicable) hereof. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and Opinion of Counsel addressed to the Trustee, to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.11 and Section 5.01 (if applicable) hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee.


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

      SECTION 11.07. Additional Guarantees. The Issuer will cause any Person that shall become a Restricted Subsidiary (an "Additional Guarantor") to concurrently guarantee (an "Additional Guarantee") the Issuer's obligations under this Indenture and the Notes to the same extent that the Guarantors have guaranteed the Issuer's obligations under this Indenture and the Notes; provided, that each Additional Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee only in accordance with Section 11.06 above; provided, further, that each Additional Guarantor's liability will be limited in accordance with Section 11.05 above.

                                   ARTICLE 12

                         SUBORDINATION OF THE GUARANTEES

      SECTION 12.01. Agreement To Subordinate. Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that the obligations of such Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of each Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein. The obligations of each Guarantor shall in all respects rank pari passu with, or be senior to, all other Indebtedness of such Guarantor.

      SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the such Guarantor or its property:

      (1) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash or cash equivalents before Noteholders shall be entitled to receive any payment pursuant to the Guarantee of such Guarantor; and

      (2) until the Senior Indebtedness of such Guarantor is paid in full in cash or cash equivalents, any distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof.

      SECTION 12.03. Default on Senior Indebtedness of Guarantor. No Guarantor may make any payment pursuant to any of its obligations or repurchase, redeem or otherwise retire or defease any Notes or other Obligations (collectively, "pay its Guarantee") (other than Subordinated Reorganization Securities and payments and other distributions from any defeasance trust created pursuant to Section
8.01 hereof) if (i) any Designated Senior Indebtedness of the relevant Guarantor is not paid when due or (ii) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated


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

Senior Indebtedness has been paid in full. However, such Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness of such Guarantor with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not pay its Guarantee for the Payment Blockage Period commencing upon the receipt by the Trustee (with a copy to such Guarantor) of a Blockage Notice from the Representative of the holders of such Designated Senior Indebtedness and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated
(i) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because a Representative of the holders of such Designated Senior Indebtedness has notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of such Guarantor or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor may resume payments on its Guarantee after the end of such Payment Blockage Period. Each Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of a Guarantor during such period. For purposes of this Section 12.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      SECTION 12.04. Demand for Payment. If a demand for payment is made on any Guarantor pursuant to Article 11, such Guarantor shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such Guarantor of such demand.

      SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article 12 should not have been made to them, the applicable Guarantor shall notify the Noteholders who receive the distribution, which Noteholders shall hold it in trust for holders of the relevant Senior Indebtedness of such Guarantor and pay it over to them or their Representative as their interests may appear.

      SECTION 12.06. Subrogation. After all Senior Indebtedness of each Guarantor is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness


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

which otherwise would have been made to Noteholders is not, as between each Guarantor and Noteholders, a payment by such Guarantor on such Senior Indebtedness.

      SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Noteholders and holders of Senior Indebtedness of each Guarantor. Nothing in this Indenture shall:

      (1) impair, as between each Guarantor and the Noteholders, the obligation of the such Guarantor, which is absolute and unconditional, to pay its obligations to the extent set forth in Article 11; or

      (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by any Guarantor under its obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Noteholders.

      SECTION 12.08. Subordination May Not Be Impaired by Guarantor. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the obligations of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

      SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to demand payments on each Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice from a holder of Designated Senior Indebtedness that it is exercising its rights under Section 12.03. The Issuer, each Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative may give the notice.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

      SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Guarantor, the distribution may be made and the notice given to their Representative (if any).

      SECTION 12.11. Article 12 Not To Prevent Defaults Under the Guarantees or Limit Right To Demand Payment. The failure to make a payment pursuant to any Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a


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

default under such Guarantee. Nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Guarantor pursuant to Article 11.

      SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending,
(ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or
(iii) upon the Representative for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of such Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

      SECTION 12.13. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of any Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

      SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantors. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Issuer or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

      SECTION 12.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


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

      SECTION 12.16. No Waiver of Subordination Provisions.

      (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

      (b) Without limiting the generality of subsection (a) of this section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

            (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

            (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

            (iii) release any Person liable in manner for the collection or payment of Senior Indebtedness; or

            (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person;

provided, however, that in no event shall any such actions limit the right of the Noteholders to take any action to accelerate the maturity of the Notes pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this Article of the holders from time to time of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

      SECTION 12.17. Other Rights of Holders of Senior Indebtedness. All rights and interest under this Indenture of the holders of Senior Indebtedness and all agreements and obligations of the Trustee, the Noteholders and the Guarantors under this Article shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of the Senior Credit Facility and promissory notes evidencing the Senior Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness; or


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

            (b) any other circumstance that might constitute a defense available to or a discharge of a guarantor or surety (other than as a result of any payments indefeasibly made on the Senior Credit Facility or other Senior Indebtedness).

      The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article at any time when the Trustee, any Guarantor or any Noteholder shall have failed to comply with any of these provisions.

      The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of any Guarantor or otherwise, all as though such payment had not been made.

                                   ARTICLE 13

                                  MISCELLANEOUS

      SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 13.02. Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address as follows:

      if to the Issuer and/or any Guarantor:

                  Phoenix Color Corp.
                  540 Western Maryland Parkway
                  Hagerstown, Maryland  21740
                  Attention:  Mr. Edward Lieberman

      if to the Trustee:

                  Chase Manhattan Trust Company, National Association
                  1650 Market Street, One Liberty Place, Suite 5210 Philadelphia, PA 19103
                  Attention:  Capital Markets Fiduciary Services
                  Telephone:  (215) 988-1317
                  Telecopy:  (215) 972-8372
                  (Phoenix Color Corp. 10 3/8% Senior Subordinated Notes due
                  2009)

      The Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communication.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each agent at the same time.

      SECTION 13.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

      (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

      (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

      SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

      SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

      SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required or are not authorized to be open in the Commonwealth of Pennsylvania or State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

      SECTION 13.09. Governing Law. (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      (b) Each of the Issuer and each Guarantor hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,
(iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment, (v) agrees that service of process by mail to the addressed specified in Section 13.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

      SECTION 13.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      SECTION 13.11. Successors, Assigns and Transferees. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee and the Initial Purchaser in this Indenture shall bind their respective successors, assigns and transferees.

      SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      SECTION 13.13. Table of Contents, Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      SECTION 13.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 13.15. Further Instruments and Acts. Upon request of the Trustee, the Issuer and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    PHOENIX COLOR CORP.,
                                    as Issuer,

                                    By: /s/ Edward Lieberman
                                        ---------------------------------
                                        Name: Edward Lieberman
                                        Title: Chief Financial Officer

                                    PHOENIX (MD) REALTY, LLC,
                                    as Guarantor

                                    By: /s/ Edward Lieberman
                                        ---------------------------------
                                        Name: Edward Lieberman
                                        Title: Chief Financial Officer

                                    PCC EXPRESS, INC.,
                                    as Guarantor

                                    By: /s/ Edward Lieberman
                                        ---------------------------------
                                        Name: Edward Lieberman
                                        Title: Chief Financial Officer

                                    CHASE MANHATTAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION
                                    as Trustee

                                    By: /s/ J. C. Progar
                                        ---------------------------------
                                        Name: J.C. Progar
                                        Title: Vice President



[Indenture]

                                                                       EXHIBIT A

                           FORM OF INITIAL GLOBAL NOTE

                           FACE OF INITIAL GLOBAL NOTE

                               PHOENIX COLOR CORP.

No. _____                                       CUSIP No. ________________


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A

NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PHOENIX COLOR CORP. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.07 OF THE INDENTURE, DATED AS OF FEBRUARY 2, 1999, AMONG PHOENIX COLOR CORP., AS ISSUER, THE GUARANTORS LISTED THEREIN AND CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                   GLOBAL NOTE

           REPRESENTING 10-3/8% SENIOR SUBORDINATED NOTES DUE 2009

      Phoenix Color Corp., a Delaware corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on February 1, 2009.

      Interest Payment: Dates: February 1 and August 1, commencing August 1,
1999.

      Record Dates: January 15 and July 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

      IN WITNESS WHEREOF, Phoenix Color Corp. has caused this Note to be duly executed.

                                         PHOENIX COLOR CORP.

                                         By:_____________________________
                                            Louis LaSorsa
                                            Chairman and Chief Executive Officer

Attest:_______________________

Dated:________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:______________________________
       Authorized Signatory

                       REVERSE SIDE OF INITIAL GLOBAL NOTE

                               PHOENIX COLOR CORP.

                                   GLOBAL NOTE

             REPRESENTING 10-3/8% SENIOR SUBORDINATED NOTES DUE 2009

      1.    Indenture.

      This Note is one of a duly authorized issue of debt securities of the Issuer (as defined below) designated as its "10-3/8% Senior Subordinated Notes due 2009" (herein called the "Notes") limited in aggregate principal amount to $200,000,000, issued under an indenture dated as of February 2, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuer, as issuer, and the guarantors listed therein (collectively, the "Guarantors"), and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture restricts, among other things, the Issuer's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Issuer, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Issuer to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

      2.    Principal and Interest.

      Phoenix Color Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on February 1, 2009.

      The Issuer shall pay interest at a rate of 10-3/8% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 1999, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

      To the extent lawful, the Issuer shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Issuer's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

      3.    Registration Rights, Liquidated Damages.

      The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 2, 1999, among the Issuer, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Issuer to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

      4.    Method of Payment.

      The Issuer, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided, that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      5.    Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Issuer may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Issuer or any of its Affiliates may act as Paying Agent or Registrar, provided, that if the Issuer or such Affiliate is acting as Paying Agent, the Issuer or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

      6.    Guarantees.

      This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Issuer under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

      7.    Subordination.

      This Note and the Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Issuer and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      8.    Redemption.

      Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Issuer prior to February 1, 2004. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, on at least 20 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:

      Year                          Percentage
      ----                          ----------
      2004                          105.188%
      2005                          103.458%
      2006                          101.729%
      2007 and thereafter           100.000%

      In addition, at any time and from time to time prior to February 1, 2002 the Issuer, at its option, may redeem in the aggregate up to 25.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 75.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

      9.    Notice of Redemption.

      At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall deliver to the Trustee a notice of redemption. At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

      If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided, that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

      10. Repurchase at the Option of Holders upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Issuer to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereto) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Issuer defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

      Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Issuer shall, to the extent required, either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

      11. Repurchase at the Option of Holders upon Asset Sale.

      If at any time the Issuer or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Issuer may then use such amounts for general corporate purposes.

      Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Issuer defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

      12.   The Global Note.

      So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

      The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

      Whenever, as a result of optional redemption by the Issuer, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided, that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

      13.   The Registered Exchange Offer.

      Any Initial Notes represented by this Global Note that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for a Global Note representing Exchange Notes of equal principal amount upon surrender of this Global Note to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

      14.   Transfer and Exchange.

      The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

      15.   Denominations.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

      16.   Discharge and Defeasance.

      Subject to certain conditions, the Issuer at any time may terminate some or all of the obligations of the Issuer and the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

      17.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer under the Indenture and contained in the Notes; (ii) to add to the covenants of the Issuer, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Issuer under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 12 thereof).

      18.   Defaults and Remedies.

      Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuer to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes for a time period specified in such notice); (iv) a default in the payment of Indebtedness of the Issuer or any of its Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Issuer or any of its Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Issuer, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      19.   Individual Rights of Trustee.

      Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      20.   No Recourse Against Certain Others.

      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or such Guarantor. By accepting a Note, each

Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      21.   Authentication.

      This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

      22.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

      23. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      24.   Governing Law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                        Phoenix Color Corp.
                        540 Western Maryland Parkway
                        Hagerstown, Maryland 21740
                        Attention: Mr. Edward Lieberman

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $____________________. The following decreases/increases in the principal amount in denominations of $ 1,000 or integral multiples thereof at maturity of this Note have been made:

                                            Total Principal
                                            Amount at         Notation
                Decrease in  Increase in    Maturity          Made by
Date of         Principal    Principal      Following such    or on
Decrease/       Amount at    Amount at      Decrease/         Behalf of
Increase        Maturity     Maturity       Increase          Trustee
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------

                                   ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

-------------------------------


-------------------------------------------------------------------------------
(Please print name and address of transferee)

--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________


-------------------------------------     -------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

(TM)  In connection with the Change of Control Offer made pursuant to Section
      4.14 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $______________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:_________________


-------------------------------------     -------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

                               LIST OF GUARANTORS

                                                                       EXHIBIT B

                        FORM OF INITIAL CERTIFICATED NOTE

                        FACE OF INITIAL CERTIFICATED NOTE

                               PHOENIX COLOR CORP.

No. _____                                       CUSIP No. ___________


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR

IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

TRANSFER OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE, DATED AS OF FEBRUARY 2, 1999, AMONG PHOENIX COLOR CORP., AS ISSUER, THE GUARANTORS LISTED THEREIN AND CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  10 3/8% SENIOR SUBORDINATED NOTE DUE 2009

      Phoenix Color Corp., a Delaware corporation, for value received, hereby promises to pay to ________________, or its registered assigns, the principal amount of _______________, on February 1, 2009.

      Interest Payment Dates: February 1 and August 1, commencing August 1,
1999.

      Record Dates: January 15 and July 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

      IN WITNESS WHEREOF, Phoenix Color Corp. has caused this Note to be duly executed.

                                   PHOENIX COLOR CORP.

                                   By: _____________________________
                                       Louis LaSorsa
                                       Chairman and Chief Executive Officer

Attest:___________________

Dated:____________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:____________________________
       Authorized Signatory

                    REVERSE SIDE OF INITIAL CERTIFICATED NOTE

                               PHOENIX COLOR CORP.

                    10-3/8% SENIOR SUBORDINATED NOTE DUE 2009

      1.    Indenture.

      This Note is one of a duly authorized issue of debt securities of the Issuer (as defined below) designated as its "10-3/8% Senior Subordinated Notes due 2009" (herein called the "Notes") limited in aggregate principal amount to $200,000,000, issued under an indenture dated as of February 2, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuer, as issuer, and the guarantors listed therein (collectively, the "Guarantors"), and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture restricts, among other things, the Issuer's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Issuer, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Issuer to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

      2.    Principal and Interest.

      Phoenix Color Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay the principal amount set forth on the face of this Note to the Holder hereof on February 1, 2009.

      The Issuer shall pay interest at a rate of 10-3/8% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1,

1999, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15 as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

      To the extent lawful, the Issuer shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Issuer's obligations pursuant to Section 3.05, Section 4. 11 or Section 4.14 of the Indenture, or otherwise.

      3.    Registration Rights; Liquidated Damages.

      The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 2, 1999, among the Issuer, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Issuer to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

      4.    Method of Payment.

      The Issuer, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided, that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      5.    Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Issuer may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Issuer or any of its Affiliates may act as Paying Agent or Registrar, provided, that if the Issuer or such Affiliate is acting as Paying Agent, the Issuer or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

      6.    Guarantees.

      This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Issuer under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

      7.    Subordination.

      This Note and the Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Issuer and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      8.    Redemption.

      Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Issuer prior to February 1, 2004. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, on at least 20 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:

      Year                                      Percentage
      ----                                      ----------
      2004                                      105.188%
      2005                                      103.458%
      2006                                      101.729%
      2007 and thereafter                       100.000%

      In addition, at any time and from time to time prior to February 1, 2002, the Issuer, at its option, may redeem in the aggregate up to 25.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 75.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

      9.    Notice of Redemption.

      At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall deliver to the Trustee a notice of redemption. At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption. If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided, that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

      10.   Repurchase at the Option of Holders upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Issuer to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $ 1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Issuer defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

      Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Issuer shall, to the extent required, either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

      11.   Repurchase at the Option of Holders upon Asset Sale.

      If at any time the Issuer or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Issuer may then use such amounts for general corporate purposes.

Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Issuer defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

      12.   The Registered Exchange Offer.

      Any Initial Notes (including this Note) that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for Exchange Notes of equal principal amount upon surrender of such Notes to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

      13.   Transfer and Exchange.

      The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

      14.   Denominations.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount; provided, that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000.

      15.   Discharge and Defeasance.

      Subject to certain conditions, the Issuer at any time may terminate some or all of the obligations of the Issuer and the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

      16.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer under the Indenture and contained in the Notes; (ii) to add to the covenants of the Issuer, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Issuer under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 12 thereof).

      17.   Defaults and Remedies.

      Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuer to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes for a time period specified in such notice); (iv) a default in the payment of Indebtedness of the Issuer or any of its Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Issuer or any of its Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Issuer, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      18.   Individual Rights of Trustee.

      Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      19.   No Recourse Against Certain Others.

      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      20.   Authentication.

      This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

      21.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

      22. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to

Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      23.   Governing Law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                         Phoenix Color Corp.
                         540 Western Maryland Parkway
                         Hagerstown, Maryland 21740
                         Attention: Mr. Edward Lieberman

                                   ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

-------------------------------


-------------------------------------------------------------------------------


(Please print name and address of transferee)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________

-------------------------------------     -------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

(TM)  In connection with the Change of Control Offer made pursuant to Section
      4.14 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $______________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:____________________

-------------------------------------     -------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

                               LIST OF GUARANTORS

                                                                       EXHIBIT C

                          FORM OF EXCHANGE GLOBAL NOTE

                          FACE OF EXCHANGE GLOBAL NOTE

                               PHOENIX COLOR CORP.

No. ____                                  CUSIP No._________________

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PHOENIX COLOR CORP. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                   GLOBAL NOTE

           REPRESENTING 10-3/8% SENIOR SUBORDINATED NOTES DUE 2009

      Phoenix Color Corp., a Delaware corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on February 1, 2009.

      Interest Payment Dates: February 1 and August 1, commencing August 1,
1999.

      Record Dates: January 15 and July 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

      IN WITNESS WHEREOF, Phoenix Color Corp. has caused this Note to be duly executed.

                                         PHOENIX COLOR CORP.

                                         By:______________________________
                                            Louis LaSorsa
                                            Chairman and Chief Executive Officer

Attest:___________________

Dated:____________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION
, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:_____________________________
       Authorized Signatory

                      REVERSE SIDE OF EXCHANGE GLOBAL NOTE

                               PHOENIX COLOR CORP.

                                   GLOBAL NOTE

             REPRESENTING 10-3/8% SENIOR SUBORDINATED NOTES DUE 2009

      1.    Indenture.

      This Note is one of a duly authorized issue of debt securities of the Issuer (as defined below) designated as its "10-3/8% Senior Subordinated Notes due 2009" (herein called the "Notes") limited in aggregate principal amount to $200,000,000, issued under an indenture dated as of February 2, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuer, as issuer, and the guarantors listed therein (collectively, the "Guarantors"), and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture restricts, among other things, the Issuer's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Issuer, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Issuer to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

      2.    Principal and Interest.

      Phoenix Color Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on February 1, 2009.

      The Issuer shall pay interest at a rate of 10-3/8% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 1999, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

      To the extent lawful, the Issuer shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Issuer's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

      3.    Method of Payment.

      The Issuer, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided, that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      4.    Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Issuer may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Issuer or any of its Affiliates may act as Paying Agent or Registrar, provided , that if the Issuer or such Affiliate is acting as Paying Agent, the Issuer or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

      5.    Guarantees.

      This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Issuer under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

      6.    Subordination.

      This Note and the Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Issuer and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      7.    Redemption.

      Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Issuer prior to February 1, 2004. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, on at least 20 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:

      Year                                Percentage
      ----                                ----------
      2004                                105.188%
      2005                                103.458%
      2006                                101.729%
      2007 and thereafter                 100.000%

      In addition, at any time and from time to time prior to February 1, 2002 the Issuer, at its option, may redeem in the aggregate up to 25. 0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 75.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

      8.    Notice of Redemption.

      At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall deliver to the Trustee a notice of redemption. At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

      If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided, that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

      9. Repurchase at the Option of Holders upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Issuer to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Issuer defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

      Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Issuer shall, to the extent required, either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

      10. Repurchase at the Option of Holders upon Asset Sale.

      If at any time the Issuer or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Issuer may then use such amounts for general corporate purposes.

      Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale

Offer. Unless the Issuer defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes, or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

      11.   The Global Note.

      So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

      The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

      Whenever, as a result of optional redemption by the Issuer, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided, that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

      12.   Transfer and Exchange.

      A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

      13.   Denominations.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

      14.   Discharge and Defeasance.

      Subject to certain conditions, the Issuer at any time may terminate some or all of the obligations of the Issuer and the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

      15.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer under the Indenture and contained in the Notes; (ii) to add to the covenants of the Issuer, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Issuer under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 12 thereof).

      16.   Defaults and Remedies.

      Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuer to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes for a time period specified in such notice); (iv) a default in the payment of Indebtedness of the Issuer or any of its Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Issuer or any of its Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the

Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Issuer, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      17.   Individual Rights of Trustee.

      Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      18.   No Recourse Against Certain Others.

      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      19.   Authentication.

      This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

      20.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

      21. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      22.   Governing Law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                          Phoenix Color Corp.
                          540 Western Maryland Parkway
                          Hagerstown, Maryland 21740
                          Attention: Edward Lieberman

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $____________________. The following decreases/increases in the principal amount in denominations of $ 1,000 or integral multiples thereof at maturity of this Note have been made:

                                            Total Principal
                                            Amount at         Notation
                Decrease in  Increase in    Maturity          Made by
Date of         Principal    Principal      Following such    or on
Decrease/       Amount at    Amount at      Decrease/         Behalf of
Increase        Maturity     Maturity       Increase          Trustee
--------        --------     --------       --------          -------

--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------
--------        --------     --------       --------          -------

                                   ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

-------------------------------


-------------------------------------------------------------------------------


(Please print name and address of transferee)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________

-----------------------------------       --------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

(TM)  In connection with the Change of Control Offer made pursuant to Section
      4.14 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $______________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:___________________

-----------------------------------       --------------------------------------
Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

                               LIST OF GUARANTORS

                                                                       EXHIBIT D

                       FORM OF EXCHANGE CERTIFICATED NOTE

                       FACE OF EXCHANGE CERTIFICATED NOTE

                               PHOENIX COLOR CORP.

No. _____                                       CUSIP No._____________

                  10-3/8% SENIOR SUBORDINATED NOTE DUE 2009

      Phoenix Color Corp., a Delaware corporation, for value received, hereby promises to pay to ______________________, or its registered assigns, the principal amount of _____________ on February 1, 2009.

      Interest  Payment Dates:  February 1 and August 1, commencing  August 1,
1999.

      Record Dates: January 15 and July 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

      IN WITNESS WHEREOF, Phoenix Color Corp. has caused this Note to be duly executed.

                                       PHOENIX COLOR CORP.

                                       By:_____________________________________
                                          Louis LaSorsa
                                          Chairman and chief Executive Officer

Attest:_________________________

Dated:__________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:_____________________________
       Authorized Signatory

                   REVERSE SIDE OF EXCHANGE CERTIFICATED NOTE

                               PHOENIX COLOR CORP.

                    10-3/8% SENIOR SUBORDINATED NOTE DUE 2009

      1.    Indenture.

      This Note is one of a duly authorized issue of debt securities of the Issuer (as defined below) designated as its "10-3/8% Senior Subordinated Notes due 2009" (herein called the "Notes") limited in aggregate principal amount to $200,000,000, issued under an indenture dated as of February 2, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuer, as issuer, and the guarantors listed therein (collectively, the "Guarantors"), and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture restricts, among other things, the Issuer's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Issuer, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Issuer to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

      2.    Principal and Interest.

      Phoenix Color Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay the principal amount set forth on the face of this Note to the Holder hereof on February 1, 2009.

      The Issuer shall pay interest at a rate of 10-3/8% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1,

1999, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest on the equivalent principal amount of the Initial
Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

      To the extent lawful, the Issuer shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Issuer's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

      3.    Method of Payment.

      The Issuer, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered

Holders at their registered addresses; provided, that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      4.    Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Issuer may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Issuer or any of its Affiliates may act as Paying Agent or Registrar, provided, that if the Issuer or such Affiliate is acting as Paying Agent, the Issuer or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

      5.    Guarantees.

      This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Issuer under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

      6.    Subordination.

      This Note and the Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Issuer and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      7.    Redemption.

      Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Issuer prior to February 1, 2004. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, on at least 20 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:

      Year                          Percentage
      ----                          ----------

      2004                          105.188%
      2005                          103.458%
      2006                          101.729%
      2007 and thereafter           100.000%

      In addition, at any time and from time to time prior to February 1, 2002 the Issuer, at its option, may redeem in the aggregate up to 25.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 75.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

      8.    Notice of Redemption.

      At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall deliver to the Trustee a notice of redemption. At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Issuer shall send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

      If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided, that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

      9. Repurchase at the Option of Holders upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Issuer to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Issuer defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

      Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Issuer shall, to the extent required, either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

      10. Repurchase at the Option of Holders upon Asset Sale.

      If at any time the Issuer or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Issuer may then use such amounts for general corporate purposes.

      Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Issuer shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale

Offer. Unless the Issuer defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

      11.   Transfer and Exchange.

      A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

      12.   Denominations.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

      13.   Discharge and Defeasance.

      Subject to certain conditions, the Issuer at any time may terminate some or all of the obligations of the Issuer and the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

      14.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer under the Indenture and contained in the Notes; (ii) to add to the covenants of the Issuer, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Issuer under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 12 thereof).

      15.   Defaults and Remedies.

      Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Issuer to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes for a time period specified in such notice); (iv) a default in the payment of Indebtedness of the Issuer or any of its Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries, (vi) certain undischarged judgments in excess of $5.0 million against the Issuer or any of its Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or affirming its obligations under its Guarantee.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Issuer, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      16.   Individual Rights of Trustee.

      Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      17.   No Recourse Against Certain Others.

      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      18.   Authentication.

      This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

      19.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

      20. CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      21.   Governing Law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                          Phoenix Color Corp.
                          540 Western Maryland Parkway
                          Hagerstown, Maryland 21740
                          Attention: Edward Lieberman

                                   ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

-------------------------------


-------------------------------------------------------------------------------
(Please print name and address of transferee)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________

---------------------------------         -------------------------------------
Signature of Holder                       Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

(TM)  In connection with the Change of Control Offer made pursuant to Section
      4.14 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $______________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

      (TM) the entire principal amount

      (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Issuer. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:_______________________

---------------------------------         -------------------------------------
Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

                               LIST OF GUARANTORS

                                                                       EXHIBIT E

                          FORM OF TRANSFER CERTIFICATE

                              FOR TRANSFER TO A QIB

Chase Manhattan Bank
Corporate Trust-Customer Service
1201 Main Street, 18th Floor

Dallas, Texas  75202

      Re: Phoenix Color Corp. (the "Issuer") 10-3/8% Senior Subordinated Notes due 2009 (the "Notes")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture dated as of February 2, 1999 (as amended and supplemented from time to time, the "Indenture") among the Issuer, the Guarantors named therein, and Chase Manhattan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $_______________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Initial Global Note.

      In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

      You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    __________________________________________
                                    [Name of Transferor]

                                    By:_______________________________________
                                       Name:
                                       Title:

                                       Date:____________________________

cc:   Phoenix Color Corp.
      540 Western Maryland Parkway
      Hagerstown, Maryland  21740
      Attention:  Edward Lieberman

                                                                       EXHIBIT F

               FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO AN
                        INSTITUTIONAL ACCREDITED INVESTOR

Chase Manhattan Bank
Corporate Trust-Customer Service
1201 Main Street, 18th Floor
Dallas, Texas  75202

      Re: Phoenix Color Corp. (the "Issuer") 10-3/8% Senior Subordinated Notes due 2009 (the "Notes")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture dated as of February 2, 1999 (as amended and supplemented from time to time, the "Indenture") among the Issuer, the Guarantors named therein, and Chase Manhattan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      This letter relates to U.S. $ aggregate principal amount of Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes to an institutional "accredited investor" as defined in Rule 501 (a)(1), (2),
(3) or (7) of Regulation D under the Securities Act of 1933, as amended (an "Institutional Accredited Investor").

      In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes, (ii) to a transferee that the Transferor reasonably believes is an Institutional Accredited Investor that is acquiring at least $250,000 principal amount of Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

      You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    __________________________________________
                                    [Name of Transferor]

                                    By:_______________________________________
                                       Name:
                                       Title:

                                       Date:____________________________

cc:   Phoenix Color Corp.
      540 Western Maryland Parkway
      Hagerstown, Maryland  21740
      Attention:  Edward Lieberman

                                                                       EXHIBIT G

                            FORM OF INVESTMENT LETTER

                     FOR INSTITUTIONAL ACCREDITED INVESTORS

Chase Manhattan Bank
Corporate Trust-Customer Service
1201 Main Street, 18th Floor

Dallas, Texas 75202

      Re: Phoenix Color Corp. (the "Issuer") 10-3/8% Senior Subordinated Notes Due 2009 (the "Notes")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture dated as of February 2, 1999 (as amended and supplemented from time to time, the "Indenture") among the Issuer, the Guarantors named therein, and Chase Manhattan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      In connection with our proposed purchase of $___________ aggregate principal amount of Notes, we confirm that:

      1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Notes within two years after the later of the date of the original issuance of the Notes and the last date on which the Issuer or any affiliate (within the meaning of Rule 144 under the Securities Act ("Rule 144")) of the Issuer was the owner of such Notes (or any predecessor of such Notes), or within three months after we cease to be an affiliate of the Issuer, such Notes may be resold, pledged or transferred only
(i) to the Issuer, (ii) so long as Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investor") that has certified to the Issuer and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that, in connection with any transfer of the Notes by us, the Issuer and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that the Notes will be issued in registered form only and that any certificates issued will bear a legend substantially to the effect set forth in the Indenture.

      2. We are able to fend for ourselves in this transaction, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

      3. We understand that the minimum principal amount of Notes purchased by an Institutional Accredited Investor is $250,000.

      4. We understand that the Issuer, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Issuer and the Trustee.

      5. We are acquiring the Notes purchased by us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an Institutional Accredited Investor.

      6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    __________________________________________
                                    [Name of Purchaser]

                                    By:_______________________________________
                                       Name:
                                       Title:

                                       Date:____________________________


cc:   Phoenix Color Corp.
      540 Western Maryland Parkway
      Hagerstown, Maryland  21740
      Attention:  Edward Lieberman

                                                                       EXHIBIT H

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                              TO A NON-U. S. PERSON

Chase Manhattan Bank
Corporate Trust-Customer Service
1201 Main Street, 18th Floor

Dallas, Texas 75202

      Re: Phoenix Color Corp. (the "Issuer") 10-3/8% Senior Subordinated Notes due 2009 (the "Notes")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture dated as of February 2, 1999 (as amended and supplemented from time to time, the "Indenture") among the Issuer, the Guarantors named therein, and Chase Manhattan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      This letter relates to $ aggregate principal amount of Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes in exchange for Initial Certificated Notes.

      In connection with such request, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act") and does hereby further certify that:

      (1) the offer of the Notes was not made to a person in the United States;

      (2) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither the Transferor, nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

      (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b)of Regulation S, as applicable; and

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      In addition, if the sale is made during a Restricted Period (as defined in Regulation S) and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

      You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    __________________________________________
                                    [Name of Purchaser]

                                    By:_______________________________________
                                       Name:
                                       Title:

                                       Date:____________________________


cc:   Phoenix Color Corp.
      540 Western Maryland Parkway
      Hagerstown, Maryland  21740
      Attention:  Edward Lieberman

                                                                       EXHIBIT I

                            FORM OF INVESTMENT LETTER

                           FOR REGULATION S PURCHASERS

Chase Manhattan Bank
Corporate Trust-Customer Service
1201 Main Street, 18th Floor

Dallas, Texas 75202

      Re: Phoenix Color Corp. (the "Issuer") 10-3/8% Senior Subordinated Notes due 2009 (the "Notes")

Ladies and Gentlemen:

      Reference is hereby made to the Indenture dated as of February 2, 1999 (as amended and supplemented from time to time, the "Indenture") among the Issuer, the Guarantors named therein, and Chase Manhattan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      In connection with our proposed purchase of $ aggregate principal amount of the Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note], we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933, as amended.

      You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    __________________________________________
                                    [Name of Purchaser]

                                    By:_______________________________________
                                       Name:
                                       Title:

                                       Date:____________________________


cc:   Phoenix Color Corp.
      540 Western Maryland Parkway
      Hagerstown, Maryland  21740
      Attention:  Edward Lieberman

                                                                       EXHIBIT J

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   [Attached]